Exhibit 10.3

FIRST AMENDMENT TO THE

AVON PRODUCTS, INC. 2008-2012 EXECUTIVE INCENTIVE PLAN

This FIRST AMENDMENT is made to the Avon Products, Inc. 2008-2012 Executive Incentive Plan, (the “Plan”) by AVON PRODUCTS, INC., a corporation duly organized and existing under the laws of the State of New York (the “Company”).

INTRODUCTION

Effective January 1, 2011, the Company wishes to amend the Plan to require that both a Change in Control plus as “Separation from Service” as defined in Internal Revenue Code Section 409A occur before any vesting of Awards or payment of Awards (“a double-trigger Change in Control”) and to permit the Committee to establish a 2011 Transition Incentive Cash Program and a 2011-2012 Transition Incentive Cash Program that is not required to pay Awards in the year following the end of the relevant performance period.

AMENDMENT

NOW, THEREFORE, the Company hereby amends the Plan, effective as of January 1, 2011 to read as follows:

1. By adding in Section 2, the definition of “Change in Control Good Reason” to read as follows:

““Change in Control Good Reason” means any of the following:

(i) a material diminution in the Participant’s base compensation;

(ii) a material diminution in the Participant’s authority, duties or responsibilities;

(iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that the Participant report to a corporate officer or employee instead of reporting directly to the Board;

(iv) a material diminution in the budget over which the Participant retains authority;

(v) a material change in the geographic location at which the Participant must perform services; or

(vi) any other action or inaction that constitutes a material breach by the Company of the agreement under which the Participant provides services.

For purposes of this definition, a Participant shall not be deemed to have incurred a termination of employment for a Change in Control Good Reason unless:

(x)	the condition constituting a Change in Control Good Reason occurs during the period commencing with the date of the Change in Control and ending on the second anniversary of the date of the Change in Control; and

(y)	the Participant provides written notice to the Company of the existence of the condition constituting a Change in Control Good Reason within ninety (90) days of the initial existence of the condition constituting a Change in Control Good Reason and the Company or one of its Affiliates is given thirty (30) days to cure such condition.”

2. By amending in Section 2, the definition of “Change in Control” by adding a sentence at the end thereof to read as follows:

“If a Participant is a party to an employment agreement with the Company, “Change in Control” shall have the meaning set forth in such agreement.”

3. By adding in Section 2, the definition of “Separation from Service” to read as follows:

““Separation from Service” means a separation from the service of the Company or an Affiliate within the meaning of Section 409A of the Code.”

4. By adding a new Section 5.4(d) to read as follows:

“(d) The Committee may establish a 2011 Transition Incentive Cash Program (“2011 Program”) as an additional Annual Incentive Award grant under this Plan as part of the Company’s implementation of providing incentive compensation during overlapping three-year performance periods. The 2011 Program shall be subject to the provisions of this Plan except that the Committee may, in lieu of the provisions of this Section 5.4, establish (i) the date of payment of the Annual Incentive Award under the 2011 Program past the date set forth in this Section 5.4, and (ii) the extent to which a Participant shall have the right to receive an Annual Incentive Award under the 2011 Program following a Separation from Service by the Company without Cause, upon retirement, death, disability or following a Change in Control. Notwithstanding the preceding, the final paragraph of Section 5.4(d) shall be applicable to the 2011 Transition Plan as if the 2011 Transition Plan was a Long-Term Incentive Award.”

5. By deleting Section 6.4(d) and substituting therefore the following:

“(d) Prior to the payment of a Long-Term Incentive Award for any Long-Term Performance Period, if (w) and (x) occurs, where (w) is a Change in Control which occurs prior to the date the Long-Term Incentive Award is paid, and where (x) is a Separation from Service following such Change in Control which either: (y) is a voluntary Separation from Service for a Change in Control Good Reason; or (z) is a Separation from Service that satisfies certain conditions established by the Committee (including, but not limited to Separation from Service by the Company without Cause or a Separation from Service due to retirement, death or disability, or another specified type of Separation from Service), then the Participant’s Long-Term Incentive Award will be calculated, and paid, if payable, promptly following the Participant’s Separation from Service for (y) or (z), subject to Section 6.5, and in accordance with (i), (ii) or (iii) below:

(i) If the Separation from Service occurs at any time before the first half of the Long-Term Performance Period, the Long-Term Incentive Award is fully vested and calculated as if the Long-Term Incentive Award had been achieved at target but prorated;

(ii) If the Separation from Service occurs on or after the first half of the Long-Term Performance Period and before the end of such Long-Term Performance Period, the Long-Term Incentive Award is fully vested and calculated as if the Award had been achieved at target, without proration;

(iii) If the Separation from Service occurs after the end of the Long-Term Performance Period but before the payment of the Long-Term Incentive Award, the Committee shall establish the vesting and the calculation method for the Long-Term Incentive Award.

Effective upon a Change in Control, each outstanding Long-Term Incentive Award must be continued in accordance with its terms and conditions in effect on the date of the Change in Control. If the Long-Term Incentive Awards are not so continued, notwithstanding the other provisions of this Section 6.4(d), the Long-Term Incentive Award shall be paid in cash, at target, without proration, promptly following the Change in Control.”

6. By adding a new Section 6.4(e) to read as follows:

“(e) The Committee may establish a 2011-2012 Transition Incentive Cash Program (“2011-2012 Program”) as a Long-Term Incentive Award program under this Plan as part of the Company’s implementation of providing incentive compensation during overlapping three-year performance periods. The 2011-2012 Program shall be subject to the provisions of this Plan except that the Committee may, in lieu of the provisions of Section 6.4(a) and (b), establish (i) the date of payment of the Long-Term Incentive Award past the date set forth in Sections 6.4(a) and (b) and (ii) the extent to which a Participant shall have the right to receive a Long-Term Incentive Award under the 2011-2012 Program following a Separation from Service by the Company without Cause, termination of a Participant’s employment with the Company or upon retirement, death or disability.”

7. By adding a new Section 6.5 to read as follows:

“6.5. Six-Month Wait under Section 409A. To the extent that an Award is a non-exempt amount payable under a “nonqualified deferred compensation plan” (as defined in Code Section 409A) upon a Separation from Service (other than death) and if the Participant is a “specified employee” (as that term is defined in Code Section 409A and pursuant to procedures established by the Company) on a Participant’s Separation from Service, then any Annual Incentive Award or Long-Term Incentive Award payable under this Plan will not be paid to the Participant during the six-month period immediately following the Separation from Service. Instead, the Award that would have been payable to the Participant shall be paid on the first day of the seventh month following the Participant’s Separation from Service.”

8. Section 7.1(a) is amended by adding the following sentence at the end thereof:

“On and after a Change in Control, the Committee may not amend or terminate any Award in a manner that adversely affects such Award without the consent of the holder of the Award.”

9. Section 7.5(c) is amended by changing the second sentence thereof as follows:

“The Company’s obligations under this Plan are not assignable or transferrable except that the Company’s obligations hereunder shall become the obligations of a company which acquires all or substantially all of the assets of the Company or any company into which the Company may be merged or consolidated.”

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on the 2nd day of March, 2011.

AVON PRODUCTS, INC.

By:	/s/ Lucien Alziari
	Name:	Lucien Alziari
	Title:	SVP, HR